UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:   June 30, 2005

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On June 24, 2005, pursuant to authorization by the Governance and Compensation Committee of the Tribune Company Board of Directors, the Company accelerated the vesting of certain stock options as follows:

Date of Grant	Total Options Accelerated	Grant Price	New Vest Date
February 11, 2003	2,352,700	$45.90	June 24, 2005
February 10, 2004	2,355,375	$52.05	June 24, 2005

The stock options that were accelerated are all held by non-executive officers of the Company. Stock options awarded to the current executive officers of the Company on February 11, 2003 and February 10, 2004, which aggregated 754,000 and 557,000, respectively, were not accelerated. All other terms and conditions of the February 11, 2003 and February 10, 2004 stock option grants are unchanged. No other Tribune Company stock option grants are affected.

The accelerated vesting of these stock options is one of several actions the Company has recently taken to reduce stock-based compensation expense that will be recorded in future years with the adoption of Statement of Financial Accounting Standards No. 123R. Over the last two years, the Company has reduced the number of stock options granted by approximately 45%. The Company also reduced the option term from 10 to 8 years for both the 2004 and 2005 option grants and eliminated the replacement option feature from those grants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: June 30, 2005	/s/ Mark W. Hianik Mark W. Hianik Vice President